FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-11

From: Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI)

At: 11/12/19 13:11:33

To: [REDACTED]

Subject: NEW ISSUE CMBS: WFCM 2019-C54 *PUBLIC IO LAUNCH*

WFCM 2019-C54 - PUBLIC NEW ISSUE

**IO LAUNCH** $579.400 MM FIXED-RATE CMBS OFFERING

CO-LEAD MANAGERS & JOINT BOOKRUNNERS: WELLS FARGO SECURITIES, LLC

UBS SECURITIES LLC

CO-MANAGER: ACADEMY SECURITIES, INC. DREXEL HAMILTON, LLC

OFFERED CERTIFICATES - PUBLIC

CLASS	FITCH/KBRA/S&P	SIZE($MM)	LAUNCH
X-A	AAAsf/AAA(sf)/AAA(sf)	468.879	T+155

COLLATERAL SUMMARY

INITIAL POOL BALANCE: $669,827,472

NUMBER OF LOANS: 44

NUMBER OF PROPERTIES: 88

WA CUT-OFF LTV: 63.4%

WA BALLOON LTV: 59.7%

WA U/W NCF DSCR: 2.21x

WA U/W NOI DEBT YIELD: 10.0%

WA MORTGAGE RATE: 3.887%

TOP TEN LOANS %: 45.9%

WA REM TERM TO MATURITY (MOS): 116

WA REM AMORTIZATION TERM (MOS): 357

WA SEASONING (MOS): 2

LOAN SELLERS: AREF(26.4%), WFB(26.0%), RMF(23.6%),

BSPRT(15.8%), UBS(8.2%)

TOP 3 PROPERTY TYPES: OFFICE(32.0%), MULTIFAMILY(21.1%),

RETAIL(17.9%)

TOP 5 STATES: CA(26.7%), NY(9.1%), OH(6.6%),

UT(6.3%), CO(5.0%)

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: LNR PARTNERS, LLC

DIRECTING CERTIFICATEHOLDER: ARGENTIC SECURITIES INCOME USA LLC OR AN AFFILIATE

DOCUMENTS & TIMING

TERM SHEET, ANNEX A-1: ATTACHED

PRELIM PROSPECTUS: ATTACHED

PRESALE REPORTS: AVAILABLE

ANTICIPATED PRICING: WEEK OF NOVEMBER 12, 2019

ANTICIPATED SETTLEMENT: DECEMBER 3, 2019

THIRD PARTY PASSWORDS:

BBG and Trepp:

Dealname: WFCM 2019-C54

Password: WF2019C54

Intex:

Dealname: WFC19C54

Password: o53313dm2128ngc7z

CONFERENCE CALLS: UPON DEMAND

Wells Fargo Commercial Mortgage Securities, Inc., as depositor, has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.